                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             V.I. Technologies, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                   11-3238476
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
          Incorporation)

               134 Coolidge Avenue, Watertown, Massachusetts 02472
                    (Address of Principal Executive Offices)

                           1998 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                  John R. Barr
                      President and Chief Executive Officer
                             V.I. Technologies, Inc.
                               134 Coolidge Avenue
                                  Watertown, MA
                                 (617) 926-1551
            (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:

                             Steven N. Farber, Esq.
                               Palmer & Dodge LLP
                              111 Huntington Avenue
                           Boston, Massachusetts 02199
                                 (617) 239-0100

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                         Proposed maximum     Proposed maximum
  Title of securities to be          Amount to be      offering price per    aggregate offering      Amount of
         registered                registered(1)(2)         share(3)             price(3)         registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value      600,000 shares            $6.86              $4,116,000             $983.01
===================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution which may be declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of common stock.
(2) This registration statement registers an additional 600,000 shares issuable under our 1998 Equity Incentive Plan. We have previously registered 2,400,000 shares under this Plan (File No. 333-87627).
(3) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rules 457(c) and 457(h) based upon the average of the high and low prices on December 18, 2001 as reported by the Nasdaq National Market.

Statement Regarding Incorporation By Reference From Effective Registration Statement.

     Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 4, 1998 (File No. 333-62927) relating to the registration of 2,146,690 shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock") and the Registrant's Registration Statement on Form S-8 filed with the Commission on September 23, 1999 (File No. 333-87627) relating to the registration of 253,310 shares of the Registrant's Common Stock, authorized for issuance pursuant to the Registrant's 1998 Equity Incentive Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement. This Registration Statement provides for the registration of an additional 600,000 shares of the Registrant's Common Stock to be issued pursuant to the Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

        See Exhibit Index on page 6.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Watertown, Commonwealth of Massachusetts, on December 19, 2001.

                                    V. I. TECHNOLOGIES, INC.


                                    By:  /s/ John R. Barr
                                      -----------------------------------------
                                         John R. Barr
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of the Company, hereby severally constitute and appoint John R. Barr and Thomas T. Higgins, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-8 (including pre-and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                Title                                 Date
/s/ John R. Barr                         President, Chief Executive Officer and          December 19, 2001
--------------------------------
John R. Barr                             Director (Principal Executive Officer)

/s/ Samuel K. Ackerman, M.D.             Chairman of the Board of Directors              December 19, 2001
--------------------------------
Samuel K. Ackerman, M.D.

/s/ Thomas T. Higgins                    Chief Financial Officer (Principal              December 19, 2001
--------------------------------
Thomas T. Higgins                        Financial and Accounting Officer)

/s/ David Tendler                        Director                                        December 19, 2001
--------------------------------
David Tendler

/s/ Doros Platika, M.D.
--------------------------------
Doros Platika, M.D.                      Director                                        December 19, 2001

        Signature                         Title                    Date
/s/ Joseph M. Limber                     Director           December 19, 2001
------------------------------
Joseph M. Limber

/s/ Richard A. Charpie, Ph.D.            Director           December 19, 2001
------------------------------
Richard A. Charpie, Ph.D.

/s/ Irwin Lerner                         Director           December 19, 2001
------------------------------
Irwin Lerner

/s/ Jeremy Hayward-Surry                 Director           December 19, 2001
------------------------------
Jeremy Hayward-Surry

/s/ Peter D. Parker                      Director           December 19, 2001
------------------------------
Peter D. Parker

/s/ Damion E. Wicker, M.D.               Director           December 19, 2001
------------------------------
Damion E. Wicker, M.D.

                                  Exhibit Index

Exhibit
Number         Description of Exhibit
------         ----------------------

  4.2 Certificate of Amendment of Restated Certificate of Incorporation, dated November 12, 1999, filed as
               Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 30, 2000, and incorporated herein by reference.

  4.3 Certificate of Amendment of Restated Certificate of Incorporation, dated May 30, 2001, filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-3 dated March 22, 2001, as amended on June 4, 2001 (Registration Statement No. 333-57418) and incorporated herein by reference.

  4.4          Amended and Restated By-laws of the Company, filed as
               Exhibit 3.3 to the Registrant's Registration Statement on Form S-3 dated March 22, 2001, as amended on June 4, 2001 (Registration Statement No. 333-57418) and incorporated herein by reference.

  5.1          Opinion of Palmer & Dodge LLP.

 23.1          Consent of KPMG LLP, Independent Auditors.

 23.2          Consent of Palmer & Dodge LLP.  Included in Exhibit 5.1.

  24           Power of Attorney.  Contained on the signature page hereto.

 99.1          1998 Equity Incentive Plan, as amended.  Filed herewith.